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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Stock Incentive Plan of AirNet Systems, Inc. of our report dated February 16, 2004, with respect to the consolidated financial statements and schedule of AirNet Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Columbus, Ohio
June 21, 2004

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Consent of Independent Registered Public Accounting Firm